Exhibit 10.1.2
(COMPOSITE CONFORMED COPY - as amended)
Amendment No. 1-May 1, 1986
Amendment No. 2-September 1, 1987
Amendment No. 3-August 1, 1988

EQUITY FUNDING AGREEMENT
FOR
NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
DATED AS OF JUNE 1, 1985

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EQUITY FUNDING AGREEMENT
FOR
NEW ENGLAND HYDRO-TRANSMISSION CORPROATION
This AGREEMENT dated as of June 1, 1985, is between New England Hydro-Transm ission Corporation (New Hampshire Hydro) and the New England entities listed in Attachment A hereto. Those New England entities that have executed this Agreement and that meet the further conditions for participation and qualification hereunder are hereinafter referred to as Equity Sponsors or individually as an Equity Sponsor. The Equity Sponsors are sometimes referred to collectively herein, but their rights and obligations hereunder are several and not joint as described in Section 6 hereof.
In consideration of the premises, the concurrent execution of the other Basic Agreements hereinafter referred to, the mutual covenants hereinafter and therein set forth, and other good and valuable consideration, receipt whereof is hereby acknowledged, it is hereby agreed as follows:

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Section 1. Basic Understandings and Purpose
New England utilities are currently participating in the arrangements for the Phase I interconnection planned by the New England Power Pool (NEPOOL) with Hydro-Quebec, which is to consist of a + 450 kV HVDC transmission line from a terminal at the Des Cantons Substation on the Hydro-Quebec system near Sherbrooke, Quebec to a terminal having an approximate rating of 690 MW at a substation at the Comerford Generating Station on the Connecticut River (hereinafter referred to as Phase I). The basic arrangements covering the portion of Phase I in the United States are set forth in the New England Power Pool Agreement, as amended (the NEPOOL Agreement) and three contracts among the participants in Phase I as follows:

1.	Vermont Transmission Line Support Agreement, dated as of December 1, 1981, as amended, with Vermont Electric Transmission Company, Inc.

2.	Phase I Terminal Facilities Support Agreement, dated as of December 1, 1981, as amended, with New England Electric Transmission Corporation, and

3.
Agreement With Respect To Use Of Quebec Interconnection, dated as of December 1, 1981, as amended, including the restatement thereof in connection with Phase II (this Agreement as restated to cover Phase II is hereinafter referred to as the Use Agreement).

These Phase I interconnection facilities are currently under construction with completion scheduled during 1986.
With the completion of arrangements for Phase I and the related contracts with Hydro-Quebec, the members of NEPOOL have conducted studies of the benefits of an expanded

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interconnection for NEPOOL with Hydro-Quebec (Phase II) and have negotiated with Hydro-Quebec a firm energy arrangement to utilize the expanded interconnection facilities.
The portion of Phase II in the United States will consist of an extension of the Phase I DC transmission line from the proposed terminus of Phase I at the Comerford Station through New Hampshire to a site in Massachusetts with additional terminal facilities installed at that site to increase the total transfer capacity between Hydro Quebec and NEPOOL from the 690 MW of Phase I to approximately 2000 MW. Reinforcements to the existing AC transmission system of New England Power and to certain AC facilities of Boston Edison Company will also be required. The United States portion of the Phase II facilities will be designated as pool-planned facilities in the same manner as the United States portion of the Phase I facilities was so designated.
Each Equity Sponsor acknowledges that it has been represented on the Executive and Planning Committees of NEPOOL that had responsibility for evaluating the feasibility of Phase II and, through this representation, actively participated in the decision of NEPOOL to go forward with Phase II. Furthermore, each Equity Sponsor represents that it made its own independent investigations and inquiries as it deemed appropriate and did not rely upon representations (other than those contained in this Agreement) of New Hampshire Hydro or its affiliates in deciding to enter into this Agreement.
The sharing of benefits among the New England utilities associated with Phase II is set forth in the Use Agreement. The Use Agreement also permits each New England utility to make its own entitlement transactions with Hydro Quebec and to use the interconnection for such transactions.

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The provisions of the Phase II Massachusetts Transmission Facilities Support Agreement (Massachusetts HVDC Support Agreement) cover the Phase II Massachusetts HVDC transmission line and terminal facilities in Massachusetts. New England Hydro-Transmission Electric Company, Inc. (New England Hydro) will build, own, operate, and maintain those Massachusetts HVDC transmission facilities.
The portion of the Phase II HVDC transmission line to be constructed in New Hampshire is covered under the Phase II New Hampshire Transmission Facilities Support Agreement (New Hampshire HVDC Support Agreement). New Hampshire Hydro will build, own, operate, and maintain those New Hampshire HVDC transmission facilities.
All improvements and reinforcements to the AC transmission system in Massachusetts necessitated by Phase II are covered under the Phase II New England Power AC Facilities Support Agreement (New England Power AC Support Agreement) and the Phase II Boston Edison AC Facilities Support Agreement (Boston Edison AC Support Agreement).
The provisions of this Agreement cover the commitments of the Equity Sponsors of New Hampshire Hydro to contribute equity funds to New Hampshire Hydro, to provide certain limited credit support in connection with debt financing of New Hampshire Hydro, and to accept an allocation of a share of Phase II in the event of a default by certain participating New England utilities under certain other Basic Agreements.
In view of the need to formalize the agreements among the parties at an early date so that (i) binding commitments with Hydro Quebec for Phase II may be made, (ii) binding commitments for ultimate construction and the financing of the United States portion of Phase II may be undertaken consistent with the time schedule anticipated by NEPOOL and with the assurance that commitments among the New England utilities are in place, and (iii) licensing

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activities may proceed on a schedule that enables completion of such construction consistent with the time schedule anticipated by NEPOOL, the following agreements are concurrently being entered into (the “Basic Agreements”) which collectively set forth rights and obligations with respect to the foregoing undertaking: (1) this Agreement; (2) the Massachusetts HVDC Support Agreement; (3) the New Hampshire HVDC Support Agreement; (4) the Equity Funding Agreement for New England Hydro; (5) the New England Power AC Support Agreement; (6) the Use Agreement; (7) various amendments to the NEPOOL Agreement relating to the sharing of savings, capability responsibilities, and Pool transmission arrangements; and (8) the Boston Edison AC Support Agreement.
In order to coordinate each participating utility’s interest in Phase II to the fullest extent possible, each of the following Basic Agreements have been drafted with the intent that the participating interest of each participating utility will be the same under each agreement: the Massachusetts HVDC Support Agreement, the New Hampshire HVDC Support Agreement, the New England Power AC Support Agreement, the Boston Edison AC Support Agreement, and the Use Agreement. These Basic Agreements also provide that, notwithstanding any provision thereof that may be interpreted to the contrary, the proper interpretation of each of these Basic Agreements is to be consistent with such overriding intent. Each Equity Sponsor acknowledges this overriding intent and agrees that any action by it or its appointee affecting such participating interests shall be the same under this Agreement and the Equity Funding Agreement with New England Hydro in order to also be consistent with such overriding intent.
Section 2.     Conditions Precedent to Effectiveness
The effectiveness of this Agreement, and all rights, obligations, and performance of the signatories hereunder, is subject to (i) New England Electric System (NEES) and other

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signatories having executed this Agreement committing in the aggregate to Equity Shares (as hereinafter defined) equal to at least 100%, and each such signatory having demonstrated by February 1, 1988, to the satisfaction of New Hampshire Hydro that it is qualified to be an Equity Sponsor pursuant to Section 4, (ii) New England Hydro or New Hampshire Hydro or New England Power or Boston Edison and members of NEPOOL (including Boston Edison and New England Power) serving at least 66-2/3% of the aggregate kilowatthour load served by NEPOOL members in 1980 having executed the other Basic Agreements (except for the Equity Funding Agreement for New England Hydro and the amendments to the NEPOOL Agreement), (iii) each signatory having also executed the Equity Funding Agreement for New England Hydro and having the same percentage of New England Hydro’s equity as its Equity Share hereunder, (iv) members of NEPOOL having executed the amendments to the NEPOOL Agreement for Phase II in order that such amendments may become effective in accordance with the NEPOOL Agreement, and (v) each signatory having satisfied the conditions precedent set forth below.
By September 15, 1988, each signatory to this Agreement shall provide certificates and legal opinions from counsel satisfactory to New Hampshire Hydro, together with certified copies of related resolutions, consents, approvals, authorizations, and other documents (Documentation) necessary to establish to the satisfaction of New Hampshire Hydro that all corporate and regulatory consents, waivers, approvals, authorizations and other actions necessary in connection with performance by such signatory of its obligations under the Agreement have been obtained and are in full force and effect, that the Agreement has been duly authorized, executed, and delivered by such signatory, and that it constitutes a binding commitment by the signatory enforceable in accordance with its terms. Forms of Documentation acceptable to New Hampshire Hydro are included in Attachment B hereto. Prior to signing this Agreement, each

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signatory has provided to New Hampshire Hydro a listing of all consents, waivers, approvals, authorizations, and other actions required for that signatory to deliver its Documentation.
Vermont Electric Power Company, Inc. (VELCO) and Massachusetts Municipal Wholesale Electric Company (MMWEC) represent qualified signed on Schedules and MMWEC contracts a number of electric systems. If they desire and are to be Equity Sponsors, they shall be deemed to have behalf of those respective systems listed in I or II, respectively. By September 1, 1988, VELCO will provide New Hampshire Hydro with copies of with their respective systems which impose absolute and unconditional obligations on such systems to pay their proportionate shares of all costs or obligation incurred under this Agreement by VELCO or MMWEC, respectively. By that date, VELCO and MMWEC will also provide to New Hampshire Hydro as part of their Documentation certificates, legal opinions (from counsel satisfactory to New Hampshire Hydro), and other documents in form and substance satisfactory to New Hampshire Hydro representing unconditionally that all consents, approvals, and authorizations have been obtained by their contracting systems in connection with each such system’s performance of its obligations under its respective contract with VELCO or MMWEC and that each such contract imposes absolute and unconditional obligations on such systems to pay their proportionate shares of all costs incurred under this Agreement by VELCO or MMWEC, respectively, and has been duly authorized, executed, and delivered and is a binding commitment of such system enforceable in accordance with its terms. If regulatory approvals have not been obtained by September 1, 1988, such representations shall be conditioned upon receipt of regulatory approvals. VELCO and MMWEC will have until September 15, 1988, to receive such approvals and make such representations unconditionally. In order that percentages of participation be consistent among the Basic Agreements, VELCO and MMWEC shall have

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their contracts with their contracting systems cover the necessary commitments for each Basic Agreement.
All expenses in connection with obtaining and delivering any Documentation under this Agreement, including legal opinions, are to be borne by the signatory incurring such expense. New Hampshire Hydro will have no responsibility for any expenses incurred by VELCO and MMWEC in providing Documentation for their respective contracting systems.
Any signatory that fails to meet the requirements of Section 2 by the deadlines contained herein will not be an Equity Sponsor under this Agreement and will not have any rights and obligations hereunder.
New Hampshire Hydro by written notice to all signatories may extend any deadline date specified in this Agreement to a later date, provided that any extension for longer than six months requires the consent of the Advisory Committee under the New Hampshire HVDC Support Agreement.
Section 3.     Effective Date and Term
This Agreement shall become effective (the Effective Date) upon the last to occur of the following dates:

(i)	the date that the Equity Sponsors, committing in the aggregate to Equity Shares (as hereinafter defined) equal to at least 100%, have met the requirements of Section 2; and

(ii)
the date that the last of the other Basic Agreements (excluding the Use Agreement) becomes effective or would become effective but for a condition that its effectiveness is subject to this Agreement becoming effective.

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Upon execution and delivery of the Agreement by New Hampshire Hydro and NEES and other signatories committing in the aggregate to Equity Shares (as hereinafter defined) equal to no less than 100%, and notwithstanding any provision herein to the contrary, no signatory may terminate its obligations hereunder except in accordance with provisions of this Agreement.
The term of this Agreement shall expire on the termination date of the New Hampshire HVDC Support Agreement.
Section 4.     Equity Sponsor Qualification
A.    In order to enhance New Hampshire Hydro’s ability to finance its portion of Phase II as required under the New Hampshire HVDC Support Agreement and to enhance the credit support of certain Supporters under the AC Support Agreement, some or all of the New England utilities participating in Phase II whose credit ratings are at least one grade above the lowest investment grade have agreed to provide, or to cause their designees to provide, credit support for those New England utilities participating in Phase II whose credit ratings are below investment grade. NEES and those New England utilities or their designees which have agreed to provide this credit support are the Equity Sponsors of New Hampshire Hydro under this Agreement.
B.    A Participant under the New Hampshire HVDC Support Agreement or its authorized designee qualifies to be an Equity Sponsor by having its outstanding long-term debentures rated at least one grade above the lowest investment grade rating as of September 1, 1985. If no long-term debentures are outstanding, the ratings used shall be those of such company’s most junior long-term mortgage or revenue bonds. If no mortgage bonds, revenue bonds, or debentures are outstanding, the ratings used shall be those of the most junior long-term

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debt. VELCO shall qualify to be an Equity Sponsor if 80% or more of its common stock is owned by utilities whose debt securities qualify pursuant to this subsection 4(B).
For purposes of this Agreement, “one grade above the lowest investment grade rating” means a rating equal to the following ratings from two of these rating agencies: Standard and Poor’s Corporation - Rating BBB; Moodys Investor Service - Rating Baa2; and Duff & Phelps - Rating D&P 9 (or the equivalent municipal ratings).
C.    A “designee” shall be authorized to be an Equity Sponsor if it is a parent company of such Participant and (i) its debt securities meet the appropriate test specified in B above, or (ii) at least 80% of its consolidated utility revenues are derived from subsidiaries whose debt securities meet the appropriate test specified in B above. (For VELCO, each stockholder of VELCO shall be a parent company of VELCO.) On or before the date of execution of this Agreement, each Participant shall identify its designee, if any.
D.    A Participant under the New Hampshire HVDC Support Agreement also qualifies to be an Equity Sponsor if it has an Equity Share of four tenths of one percent (0.4%) or less and it has only one long-term debt rating from any of the three rating agencies referred to in B above and such rating is at least “A3” as of September 1, 1985.
E.    In order that the necessary credit enhancement is provided as specified in A above, the qualification of each Equity Sponsor shall be reviewed by New Hampshire Hydro as of the date that the first equity contributions are to be made by such Equity Sponsor. If an Equity Sponsor fails to qualify on such date, appropriate actions and allocations shall be instituted as provided elsewhere in this Agreement.
F.    Notwithstanding any provision of Sections 2, 4(B), and 4(D) to the contrary, if a Participant (i) has only one credit rating and seeks to qualify to be an Equity Sponsor under B

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above, or (ii) has no credit rating at all and seeks to qualify to be an Equity Sponsor under B or D above, such new credit rating or ratings must be received by February 1, 1988, from one or more of the rating agencies referred to in B above and such new credit rating or ratings shall be current. Such Participants must demonstrate by February 1, 1988, to the satisfaction of New Hampshire Hydro that it is qualified to be an Equity Sponsor pursuant to this Section 4.
Section 5.     Equity Shares
A.    Each Equity Sponsor shall have and be charged with a percentage interest in all rights and obligations hereunder determined in accordance with this Section 5 (which interest is hereinafter referred to as its “Equity Share”). All of the equity of New Hampshire Hydro will be owned by the Equity Sponsors in proportion to their Equity Shares.
The Equity Share of each Equity Sponsor shall be computed both initially and as changed from time to time in accordance with the terms hereof, by New England Hydro as hereinafter provided. Such computations shall be made as of the first day of any month in which there is a change in the number of Equity Sponsors or any change in the interest of any Equity Sponsor as herein provided. The initial computation is to be made as of September 15, 1985, and subsequent computations are to be made in any month thereafter in which an interest is modified or terminated due (i) to the failure of a signatory to provide proof that it is qualified to be an Equity Sponsor by February 1, 1988, or (ii) to the failure to provide Documentation by September 15, 1988, or (iii) to the failure to be so qualified on the date the first equity contributions are to be made by such Equity Sponsor, or (iv) to the operation of any provision of this Agreement. All computations shall be final unless there is a manifest error. Such computations of Equity Sponsors’ Equity Shares as initially calculated and as changed under (i) and (ii) shall be made pursuant to Attachment C. Changes under (iii) shall be made pursuant to

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section 5(C) below, and changes under (iv) shall be made pursuant to the appropriate section requiring the change.
B.    The Equity Shares on and as of the initial computation date, and as of the date of subsequent computations under subparts (i) and (ii) of the second paragraph of A above, will be calculated as follows:

1.	51% to NEES; and

2.	49% apportioned among the other Equity Sponsors on the basis of the subscription process as described in Attachment C.
(Attachment C provides that each Equity Sponsor may specify a maximum percentage of equity and that such maximum shall remain in effect until September 15, 1988 or such later deadline if extended pursuant to Section 2 hereof.) After the initial computation and prior to the Effective Date, each Equity Sponsor may transfer any or all of its Equity Share to one or more other Equity Sponsors. On or before September 1, 1988, any such Equity Sponsor which has transferred or intends to transfer any or all of its Equity Share to one or more other Equity Sponsors, must provide documentation to New Hampshire Hydro covering the transfer. Any apportionment of Equity Shares pursuant to Section 5B(2) above shall be made without regard to (i) any transfers of Participating Shares pursuant to Section 4 of the New Hampshire HVDC Support Agreement or (ii) any transfers of Equity Shares made after the initial computation and prior to the Effective Date, provided that each Equity Sponsor which has agreed to take such transferred Equity Share has provided the required Documentation by September 15, 1988 (including Documentation covering any such transferred Equity Share). Any transfers of Equity Shares, as provided above, shall be taken into account after such apportionment.

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Upon execution of this Agreement, MMWEC may receive any such transferred Equity Shares; however, MMWEC shall not be included as an Equity Sponsor in any computations pursuant to the first paragraph of this Section 56.
C.    On the basis of New Hampshire Hydro’s review of the qualifications of each Equity Sponsor other than NEES as of the date that the first equity contributions are to be made by such Equity Sponsor, if one or more Equity Sponsors are no longer qualified under Section 4, (i) the aggregate Equity Shares of such unqualified Equity Sponsors shall first be offered in writing by New Hampshire Hydro to all then qualified Equity Sponsors other than NEES for voluntary subscription, (ii) second, any remaining shortfall shall be allocated pro rata among such qualified Equity Sponsors not including NEES in proportion to their Equity Shares determined as of June 1, 1986, provided that the aggregate of all involuntary allocations under this Section 4(C) to such qualified Equity Sponsors shall not exceed an aggregate Equity Share of 10%, and further provided that the aggregate of all such involuntary allocations to any such Equity Sponsor shall not increase such Equity Sponsor’s Equity Share determined as of September 15, 1988, by more than 25% thereof, and (iii) finally, any remaining shortfalls shall be retained pro rata by such no longer qualified Equity Sponsors in proportion to their Equity Shares determined as of September 15, 1988; provided, however, that NEES and all qualified Equity Sponsors may agree to other allocation arrangements; and further provided that NEES shall not have an Equity Share of less than 51% unless it so consents. (The above deadlines of September 15, 1988, may be extended to a later deadline pursuant to Section 2 hereof.)
All offerings above shall be made in accordance with a voluntary subscription process as specified in New Hampshire Hydro’s offering letter, and any oversubscriptions will be treated as provided therein.

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Section 6.     Relationship among Equity Sponsors
The rights and obligations of the Equity Sponsors hereunder are several, in accordance with their respective Equity Shares, and not joint. The rights and obligations of New Hampshire Hydro hereunder are also several and not joint with those of the Equity Sponsors or any one thereof. There is no intention to create by this Agreement, or by any grant, lease, license, or activity related hereto, an association, joint venture, trust, or partnership or to impose on New Hampshire Hydro or any Equity Sponsor trust or partnership rights or obligations; and any such implied intention is expressly negated. Except as expressly provided in this Agreement, no Equity Sponsor shall have by virtue of this Agreement or of any such grant, lease, license, or activity the right or power to bind any other Equity Sponsor without its express written consent.
Section 7.     Equity Contribution
A.    Under the New Hampshire HVDC Support Agreement, New Hampshire Hydro has agreed to limit its equity investment to a maximum of 40% of its total capital as of the effective date of that agreement and has agreed to use its best efforts (subject to an exception specified in the New Hampshire HVDC Support Agreement) to continue to limit its equity investment to 40% of its total capital during the time that New Hampshire Hydro has outstanding debt in its capital structure.
New Hampshire Hydro may call from time to time by written notification upon the Equity Sponsors to contribute equity in any of the forms set forth in this Section up to a maximum aggregate amount of $140 million, provided that Equity Sponsors having 66-2/3% of Equity Shares may agree to increase this maximum aggregate amount; and then all Equity Sponsors shall contribute such requested amount with each Equity Sponsor contributing up to its Equity Share of the new maximum. Any contribution made in response to New Hampshire

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Hydro’s call in excess of the maximum aggregate amount, as adjusted from time to time, may be made on a voluntary basis by any contributing Equity Sponsor, and New Hampshire Hydro will make an appropriate adjustment in Equity Shares.
B.    During the term of this Agreement, New Hampshire Hydro has the option from time to time to call for contribution of equity in any of the following forms:

1.
New Hampshire Hydro may offer shares of its common stock to its Equity Sponsors and each Equity Sponsor shall subscribe for and purchase, for cash at a price set by New Hampshire Hydro, its Equity Share of the common stock so offered.

2.
After each Equity Sponsor owns common stock of New Hampshire Hydro, New Hampshire Hydro may request that capital contributions be made, and each Equity Sponsor shall contribute to New Hampshire Hydro its Equity Share of the total capital contribution so requested.

C.    In order that New Hampshire Hydro may limit its equity investment to a maximum of 40% of its total capital, New Hampshire Hydro may, at its option, from time to time, take any of the following actions:

1.
New Hampshire Hydro may repurchase for cash its common stock from Equity Sponsors in amounts that will not change the relative Equity Shares among Equity Sponsors and at a price per share equal to book value per share at the time of repurchase. Each Equity Sponsor shall sell such common stock to New Hampshire Hydro in the full amount so requested.

2.	New Hampshire Hydro may return any capital contribution previously received from Equity Sponsors in amounts that will not change the relative

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Equity Shares among Equity Sponsors. Each Equity Sponsor shall accept such return of capital contribution in the full amount so returned.

3.	New England Hydro may pay dividends out of earnings or make liquidating dividends to the Equity Sponsors.
D.    New Hampshire Hydro shall give written notice of any call for contributions of equity under B above to each Equity Sponsor. Such notice shall specify the amount to be contributed, the form of the contribution, and a date, at least thirty days after the date of the notice, that the equity is to be contributed. New Hampshire Hydro will provide annually estimates of its equity requirements and estimated dates when any equity contributions hereunder will be due. New Hampshire Hydro shall give written notice of any action to reduce its equity under C above to each Equity Sponsor. Such notice shall specify the amount and form of the reduction and a date, at least fifteen days after the date of the notice, that the reduction in equity is to occur.
E.    New Hampshire Hydro shall use the proceeds of any equity contribution under this Agreement for the sole purpose of meeting its capital requirements under the New Hampshire HVDC Support Agreement.
F.    All transactions under B, up to a maximum aggregate amount of $90 million, and under C above shall be subject to receipt of all necessary regulatory approvals, and New Hampshire Hydro and the Equity Sponsors shall use their best efforts to obtain, or to assist in obtaining, these approvals in advance of the Effective Date.
G.    New Hampshire Hydro shall have two classes of common stock, both of which will have the same preferences, qualifications, special or relative rights or privileges except that only one class shall have voting powers. Equity Shares allocated to NEES shall be evidenced by

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voting common stock. The Equity Shares allocated to each other Equity Sponsor shall, at the option of such Equity Sponsor, be evidenced by shares of voting common stock or non-voting common stock. Any reallocation of Equity Shares pursuant to Section 5 hereof shall be effected in such manner as to involve the issuance of additional common stock to each Equity Sponsor of the class then held by such Sponsor. Such election to take voting or non-voting stock shall be made in writing to New Hampshire Hydro by September 1, 1988.
H.    Notwithstanding any provision of this Agreement to the contrary, prior to the date that New Hampshire Hydro first calls for equity contributions from all Equity Sponsors, all equity of New Hampshire Hydro will be owned and contributed by NEES.
Section 8.     Cash Deficiency Guarantee
A.    The New Hampshire HVDC Support Agreement provides that, if New Hampshire Hydro has, on any Due Date, a Cash Deficiency attributed to a Participant, the Participant absolutely and unconditionally guarantees to pay its Cash Deficiency on demand of Lenders. (This commitment is made in section 19 of that Agreement.) To provide further credit support to New Hampshire Hydro, each Equity Sponsor absolutely and unconditionally guarantees to pay its then Equity Share of the Cash Deficiency attributed to any Credit Enhanced Participant (as defined in the New Hampshire HVDC Support Agreement) with respect to any third party debt financing of New Hampshire Hydro that was credit enhanced for such Participant, with such amounts to be paid directly on demand to Lenders, in cash, if for any reason a Credit Enhanced Participant fails to pay when due its Cash Deficiency on demand of Lenders. Each Equity Sponsor agrees that its obligations under this Section shall be continuing, absolute, and unconditional and without the benefit of any defense, claim, set-off, recoupment, abatement, or other right, existing or future, which an Equity Sponsor may have against the Lenders, New

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Hampshire Hydro, or any other person, and shall remain in full force and effect until all of the obligations of New Hampshire Hydro to the Lenders have been discharged.
Each Equity Sponsor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of any Lender or New Hampshire Hydro or any other Equity Sponsor, protest or notice with respect to this guarantee, and covenants that the obligations contained in this guarantee will not be discharged except by complete performance of the obligations of New Hampshire Hydro to the Lenders.
B.    Notwithstanding any other provision contained herein, each Equity Sponsor’s obligations under this Section 8 shall be limited to its Equity Share of the Cash Deficiency attributed to any Credit Enhanced Participant with respect to any financing of New Hampshire Hydro that was credit enhanced for such Participant.
C.    In no event shall the several guarantees of the Equity Sponsors attributable to Credit Enhanced Participants for each debt financing of New Hampshire Hydro exceed in the aggregate J5% of the aggregate amount of the obligations relating to such financing, provided that Equity Sponsors having an aggregate of at least 80% of the Equity Shares may agree to exceed such 35% maximum and subject to receipt of any necessary regulatory approvals, such agreement shall be binding on all Equity Sponsors.
D.    In no event shall Equity Sponsors be required to provide guarantees for a Participant with respect to a particular third party debt financing of New Hampshire Hydro if that would result in Credit Enhanced Participants with respect to that and all other outstanding financings of New England Hydro and New Hampshire Hydro having Participating Shares exceeding 35% under the New Hampshire HVDC Support Agreement, provided that Equity Sponsors having an aggregate of at least 80% of the Equity Shares may agree to exceed such

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35% maximum and subject to receipt of any necessary regulatory approvals, such agreement shall be binding on all Equity Sponsors.
E.    Each Equity Sponsor shall use its best efforts to obtain and assist others in obtaining all necessary regulatory approvals required for the several guarantees made in this Section.
Section 9.     Acceptance of Participating Shares
A.    In accordance with section 15 of the New Hampshire HVDC Support Agreement, if a Participant that is a Credit Enhanced Participant is terminated by New Hampshire Hydro as a Participant, each Equity Sponsor or its appointee shall be allocated by New Hampshire Hydro its then Equity Share of the Participating Share of such terminated Participant; such allocation to be made as of the date of such termination. Each Equity Sponsor or its appointee shall accept such allocation from New Hampshire Hydro and shall unconditionally and absolutely assume the rights and obligations associated therewith from the date of such allocation. If a Participant that was not also a Credit Enhanced Participant is terminated, then acceptance of any allocation shall be voluntary by any Equity Sponsor or its appointee and shall be in accordance with New Hampshire Hydro’s offer thereof. If required by New Hampshire Hydro, any Equity Sponsor or its appointee assuming rights and obligations under the New Hampshire HVDC Support Agreement shall execute and deliver any documents necessary to effectuate such assumption. If any Equity Sponsor that is the designee of a Participant is unable to deliver these documents to effectuate the assumption, such Equity Sponsor shall take all actions necessary for the Participant that so designated it as an Equity Sponsor to assume such rights and obligations as its appointee.
The appointee of NEES shall be New England Power Company. The appointee(s) of any other Equity Sponsor shall be the Participant(s) for which such Equity Sponsor was acting as a

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designee. Each Equity Sponsor agrees that if its appointee is allocated a Participating Share under the New Hampshire HVDC Support Agreement, such Equity Sponsor shall also allocate to it an equal participating share and support share under the Massachusetts HVDC Support Agreement and New England Power and Boston Edison AC Support Agreements, respectively.
B.    Each Equity Sponsor shall use its best efforts to obtain and assist others in obtaining all necessary regulatory approvals required for performance of its or its appointee’s commitments made in this Section.
Section 10.     Character of Payment Obligations
The obligations of each Equity Sponsor to make payments hereunder, and to perform and observe all other agreements on its part contained herein, are absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any insolvency, composition, bankruptcy, reorganization, arrangement, liquidation or similar proceedings relating to New Hampshire Hydro, New England Power Company, Boston Edison Company, the Equity Sponsor, any other Equity Sponsor, or any affiliate thereof, (ii) any invalidity or unenforceability or disaffirmance by New Hampshire Hydro or any Equity Sponsor of any provision of this Agreement or any failure, omission, delay, or inability of New Hampshire Hydro to perform any of its obligations contained herein, (iii) any amendment, extension, or other change of, or any assignment or encumbrance of any rights or obligations under, this Agreement, or any waiver or other action or inaction, or any exercise or nonexercise of any right or remedy, under or in respect to this Agreement, or (iv) any inability of the Equity Sponsor or any other Equity Sponsor to obtain regulatory approvals for financing its Equity Share of any obligations under this Agreement or for meeting any other obligations under this Agreement, it being the intention of the parties hereto that all amounts payable by each Equity Sponsor in respect of this

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Agreement shall begin to be payable and shall continue to be payable in all events in the manner and at the time herein provided. In that connection, each Equity Sponsor hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which may at any time hereafter be conferred upon it, by statute or otherwise, to terminate, cancel, or surrender any of its obligations under this Agreement.
Section 11.     Default
A.    Any of the following events (Events of Default) that occur and are continuing are Events of Default:

(i)
An Equity Sponsor shall fail to pay to New Hampshire Hydro when due any amount which it has agreed to pay under any provision of this Agreement, and such failure shall continue for more than 15 days after written notice thereof has been given to such Equity Sponsor by New Hampshire Hydro; or

(ii)
An Equity Sponsor shall fail to supply in accordance with the terms hereof any documentation required, by New Hampshire Hydro in connection with financing with Lenders by New Hampshire Hydro (for VELCO and MMWEC, this includes documentation for their respective contracting electric systems), and such failure shall continue for more than 30 days after written notice of such failure has been given to such Equity Sponsor by New Hampshire Hydro; or

(iii)
An Equity Sponsor shall fail to perform any other obligation under this Agreement in accordance with the terms hereof, and such failure shall continue for more than 30 days after written notice thereof has been

96094872.2

given to such Equity Sponsor or any of its affiliates by New Hampshire Hydro.

(iv)	An Equity Sponsor shall experience an event of default under the Equity Funding Agreement for New England Hydro.
B.    If an Event of Default under Section 12A(i) above shall have occurred, New Hampshire Hydro may, by written notice to each Equity Sponsor, request that the nondefaulting Equity Sponsors on a voluntary basis make the overdue payment to New England Hydro, provided that similar voluntary payments are made under the Equity Funding Agreement for New Hampshire Hydro.
C.    New Hampshire Hydro or any Equity Sponsor shall be free to invoke such remedies at law or in equity as may be deemed appropriate against any Equity Sponsor that defaults under this Agreement.
Section 12.     Restrictions on Transfer of Common Stock
Each Equity Sponsor agrees that it will not transfer any or all of its common stock of New Hampshire Hydro to any other person unless such person is an Equity Sponsor or meets the requirements for being an Equity Sponsor under sections 4B or 4C or 4D or 4F hereof as of the date of such transfer and a similar transfer is made under the Equity Funding Agreement for New England Hydro.
Section 13.     Dividends on Common Stock
Any Equity Sponsor may direct New Hampshire Hydro to withhold the payment of a dividend to such Equity Sponsor and apply such dividend to reduce the current or the next Support Charge payment required to be made under the New Hampshire HVDC Support Agreement by such Equity Sponsor or its appointee.

96094872.2

Section 14.     Restrictions on Dividends, Return of Capital and Repurchase of Common Stock
Any Equity Sponsor which is in default hereunder pursuant to Section 12 is not entitled to receive any amounts from New Hampshire Hydro representing such Equity Sponsor’s then Equity Share of dividends, return of capital, or proceeds from any repurchase of common stock until all amounts (including interest thereon at an annual rate equal to two percent over the current interest rate on prime commercial loans from time to time in effect at the principal office of the First National Bank of Boston) owed by such Equity Sponsor to New Hampshire Hydro have been paid.
Section 15.     Certain Actions of New Hampshire Hydro
A.    New Hampshire Hydro shall not take any of the following actions without prior written approval of Equity Sponsors having at that time at least 80% of the Equity Shares:

(i)
Amend New Hampshire Hydro’s articles of organization or by-laws to adversely affect the rights of the Equity Sponsors as stockholders in a material manner under the Basic Agreements, unless such amendment is required by regulation or law; and

(ii)	Merge, consolidate, or sell all or substantially all of the assets of New Hampshire Hydro not otherwise permitted by the New Hampshire HVDC Support Agreement.
B.    New Hampshire Hydro shall distribute in a timely manner to each Equity Sponsor copies of (a) its annual audited financial statements, (b) notices of all of its directors’ and stockholders’ meetings (including any committees thereof), and (c) minutes of all of its directors’ and stockholders’ meetings.
Section 16.     Miscellaneous

96094872.2

A.    Successors and Assigns This Agreement shall be binding upon and shall inure to the benefit of, and may be performed by, the successors and assigns of the parties and shall also be binding, insofar as permitted by law, on any receiver or trustee in bankruptcy, receivership, or reorganization of any party. Except for a transfer of any or all of an Equity Sponsor’s Equity Share prior to the Effective Date as provided in Section 5B hereof, no assignment of this Agreement shall operate to relieve the assignor of its obligations under this Agreement without the written consent of the parties hereto. Written notice to all parties will be given prior to any assignment hereunder.
Notwithstanding the above, New Hampshire Hydro may collaterally assign this Agreement without the consent of the Equity Sponsors in connection with a third party financing by New Hampshire Hydro.
B.    Right of Setoff. No Equity Sponsor shall be entitled to set off against the payments required to be made by it hereunder (1) any amounts owed to it by New Hampshire Hydro, any affiliate of New Hampshire Hydro, or any other Equity Sponsor, or (2) the amount of any claim by it against New Hampshire Hydro, any affiliate of New Hampshire Hydro, or any other Equity Sponsor. However, the foregoing shall not affect in any other way any Equity Sponsor’s rights and remedies with respect to any such amounts owed to it by New Hampshire Hydro, any affiliate of New Hampshire Hydro, or any other Equity Sponsor or any such claim by it against New Hampshire Hydro or any other Equity Sponsor.
C.    Amendments. Any amendments changing the Equity Shares of the Equity Sponsors or the several nature of the obligations and rights of the Equity Sponsors hereunder as specified in Section 6, shall require consent by all parties.    In the event that an Equity Sponsor is obligated to acquire Equity Shares hereunder and does not pay for such Shares, then such

96094872.2

Shares will not be issued to him and such Equity Sponsor’s Equity Share will be reduced accordingly. All other amendments to this Agreement shall be by mutual agreement of New Hampshire Hydro and Equity Sponsors owning Equity Shares aggregating at least 80%, evidenced by a written amendment signed by New Hampshire Hydro and such Equity Sponsors; and New Hampshire Hydro and all Equity Sponsors shall be bound by any such amendment.
D.    Notices. Except as the parties may otherwise agree, any notice, request, bill, or other communication relating to this Agreement, or the rights, obligations or performance of the parties hereunder, shall be in writing and shall be effective upon delivery. Any such communication shall be considered as duly delivered when delivered in person or mailed by registered or certified mail, postage prepaid, to the respective post office address of the other parties shown following the signatures of such other parties hereto, or such other address as may be designated by written notice given as provided in this paragraph D.
E.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.
F.    Other

1.	No action, regardless of form, arising out of this Agreement may be brought by any party hereto more than three years after the cause of action has arisen.

2.
In the event that any clause or provision of this Agreement, or any part thereof, shall be declared invalid or unenforceable by any court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

96094872.2

3.
All provisions of this Agreement providing for limitation of, or protection against, liability shall apply to the full extent permitted by law, and regardless of fault, and shall survive either termination pursuant to this Agreement or cancellation.

4.	Each party shall, upon request of another party, execute and deliver any document reasonably required to implement any provision hereof.

5.	Any number of counterparts of this Agreement may be executed and each shall have the same force and effect as the original.

6.
This Agreement, with the other Basic Agreements, Preliminary Quebec Interconnection Support Agreement - Phase II, the agreements with Hydro-Quebec regarding Phase II, and the basic agreements covering Phase I shall constitute the entire understanding among the parties and shall supersede any and all previous understandings pertaining to the subject matter of this Agreement.

7.
Terms defined in the New Hampshire HVDC Support Agreement and the New England Power and Boston Edison AC Support Agreements used in this Equity Funding Agreement shall be incorporated herein as defined in such Agreements unless the context indicates otherwise.

8.
This Agreement is the act and obligation of the parties hereto in their corporate or governmental capacity, and any claim hereunder against any shareholder, director, officer, employee, or agent of any party, as such, is expressly waived.

96094872.2

IN WITNESS WHEREOF, the signatories have caused this Agreement to be executed by their duly authorized officers or agents.

COMPANY By: Its President Address: XXXXXXXXXX XXXXXXXXXX

Article 32 of the Declaration of Trust of Northeast Utilities dated January 15, 1927, as amended, provides as follows:
No shareholder shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Trustees or by any officer, agent or representative elected or appointed by the Trustees and no such contract, obligation or undertaking shall be enforceable against the Trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Trustees as such and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof. It shall be the duty of the Trustees and each of them and of every officer, agent or representative elected or appointed by them to include in every written agreement entered into by them or any of them as herein provided, a statement of the immunity provided by this article for the Shareholders and for the Trustees as individuals, and neither the Trustees nor any of them nor any officer, agent or representative appointed or elected by them shall have any power or authority to enter into any agreement or incur any obligation as herein provided except in accordance with the provisions of this Article.
In case any Shareholder shall at any time for any reason be held to or be under any personal liability whatever solely by reason of his being or having been a Shareholder and not by reason of his acts or omissions as a Shareholder, then such Shareholder (or his heirs, executors, administrators, or other legal representatives) shall be held harmless and indemnified out of the trust estate from and of all loss, liability or expense by reason of such liability.

96094872.2

VELCO SCHEDULE 1

Utility	Percentage Interest
Citizens Utilities Company	1.1155
Franklin Electric Light Company	0.0433
Green Mountain Power Corporation	3.1800
4.3388

96094872.2

Schedule II
Massachusetts Municipal Wholesale Electric Company
Contracting Electric Systems
Massachusetts Systems
Town of Ashburnham Municipal Light Plant
Town of Georgetown Municipal Light Department
Town of Hull Municipal Lighting Plant
Town of Littleton Electric Light Department
Town of Mansfield Municipal Electric Department
Town of Marblehead Municipal Light Department
Town of Middleton Municipal Electric Department
Town of Paxton Municipal Light Department
Town of Templeton Municipal Lighting Plant

Rhode Island System

Pascoag Fire District

96094872.2

ATTACHMENT A
List of Equity Sponsors
New Hampshire Hydro will supply a list of Equity Sponsors as of the date of initial computation and as of each date thereafter that the list changes.

As of February 1, 1988 (1)
Equity Sponsors	Equity Share (%)
New England Electric System	51.0000
Northeast Utilities	22.4245
Boston Edison	10.9335
Vermont Electric Power (2)	4.3388
Canal Electric	3.3885
Montaup	3.2435
Conn. Municipal Electric Coop.	0.8312
Reading	0.4638
Newport Electric	0.4426
Taunton	0.3547
Chicopee	0.3145
Braintree	0.2995
Peabody	0.2746
Holyoke Gas & Electric	0.2362
Westfield	0.2528
Danvers	0.2393
Shrewsbury	0.1612
Hudson	0.1474
Wakefield	0.1245
Hingham	0.1203
Concord	0.1161
North Attleboro	0.1086
Middleborough	0.1065
West Boylston	0.0509
Groton	0.0265
100.0000

(1)	Boylston and South Hadley signed the Equity Funding Agreements, but have not qualified as Equity Sponsors.

(2)	VELCo has signed as agent for:

96094872.2

Green Mountain Power	3.1800%
Citizens Utilities	1.1155
Franklin Electric	0.0433
4.3388%

96094872.2

ATTACHMENT B
Forms of the following documentation:

1.	Opinion of Counsel

2.	Certificate

3.	Incumbency and Signature Certificate

4.	Directors’ Vote
[Please note - governmental entities may make appropriate modifications to these documents to reflect that they are not corporations.]

96094872.2

[Form of Opinion of Counsel for Each Utility Participant]
New England Hydro-Transmission
Electric Company, Inc.;
New England Hydro Transmission
Corporation; or
New England Power Company

Gentlemen:

This opinion is furnished in connection with the execution and delivery by              (the Company) of the following Agreements:                     .
We have acted as counsel to the Company, one of the Utility Participants, in connection with the execution and delivery of the Basic Agreements. We participated in reviewing and/or drafting the Agreements.
As general [special] counsel to the Company, we are generally familiar with its affairs.    [If special counsel is giving the opinion, describe relationship to the Company.] We have reviewed the proceedings taken by the Company in connection with its authorization, execution, and delivery of the Agreements and any documentation supplied by the Company thereunder. We have also examined executed counterparts of the Agreements, have made such other investigation, and have examined such other records and documents, and have made such examination of law and satisfied ourselves as to such other matters as we have deemed relevant and necessary in order to enable us to express the opinions set forth below.
Based upon and subject to the foregoing and to the further qualifications in this opinion, we are of the opinion that:
1.    The Company is a corporation duly organized, validly existing and in good standing under the laws of [the jurisdiction of its incorporation], has the corporate power to own its assets and to transact the business in which it is engaged, and is duly qualified as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.
2.    The Company has (and in the case of the Agreements at the time of execution and delivery thereof, had) full corporate power, and legal right to execute, deliver and perform the Agreements, and the Company has taken all necessary corporate action to authorize the execution, delivery, and performance by it of the Agreements.
3.    The execution, delivery, and performance by the Company of the Agreements do not (a) contravene the Company’s [charter documents] or by-laws, (b) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, or award known to us by which the Company is bound, (c) violate any indenture, instrument, or agreement known to us by which the Company is bound, or (d) result in or require the creation or the imposition of any lien pursuant

96094872.2

to the provisions of any indenture, instrument, or agreement known to us by which the Company is bound.
4.    No authorization, approval, consent, or other action by, and no notice to or filing with, any federal, state, or other governmental authority or regulatory body which has not been obtained or given and is not in full force and effect is required for the valid and lawful execution, delivery, and performance by the Company of the Agreements. [In this connection, to the extent it may be required by law, the approval of the Massachusetts Department of Public Utilities [Connecticut PUC, or other] has been given for the Agreements and the Company’s performance thereunder by order(s) dated                 , which remains in full force and effect.]
5.    The Agreements have each been duly executed and delivered by the Company and constitute the legal, valid, and binding obligations of the Company enforceable against it in accordance with their respective terms.
6.    No action, suit, proceeding, or investigation at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against or affecting the Company or its property or rights which, if adversely determined, would materially impair the ability of the Company to perform its obligations under the Agreements is known to us.
Our opinion that the Agreements are enforceable, each in accordance with the terms thereof, is qualified to the extent that the enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, and similar laws of general application affecting the rights and remedies of creditors and secured parties, and to the further extent that the availability of the remedies of specific enforcement, injunctive relief, or any other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.
Very truly yours,

96094872.2

CERTIFICATE
I, (insert name), the Clerk (or Secretary or other principal recording officer) of (insert name of Utility Participant), a (insert state of organization) (the “Company”) do hereby certify that:
(1)    Attached hereto as Exhibit A is a true and correct copy of a vote duly adopted at a meeting of the Board of
Directors of the Company, duly called and held on                 , ____, and that such vote and the authority vested thereby have not been amended or revoked and are still in full force and effect.
(2)    Attached hereto as Exhibit B is a true and correct copy of the Articles of Organization (or other charter documents) of the Company, as amended and in effect as of the date of this Certificate.
(3)    Attached hereto as Exhibit C is a true and correct copy of the By-Laws of the Company, as amended and in effect as of the date of this Certificate.
(4)    The persons (or person) listed on Exhibit D have been duly elected to the offices set forth adjacent to their respective names since the first day of June, 1985, and the signatures adjacent to their respective names are the genuine signatures of said officers.
IN WITNESS WHEREOF, I have placed my hand and the seal of the Company this                day of                      , ____.

By Name: Title:

96094872.2

CONFIRMATION OF INCUMBENCY AND SIGNATURE OF
CLERK, SECRETARY, OR OTHER PRINCIPAL RECORDING OFFICER
I, (name), (title) of the Company, do hereby certify that (name of officer executing certificate) is and at all times subsequent to                 , ____, has been the duly elected (title) of the Company and that the signature adjacent to his (or her) name is the genuine signature of said officer.

By Name: Title:

96094872.2

FORM OF DIRECTORS’ VOTE APPROVING AGREEMENTS

VOTED:
That in connection with this Company’s participation in the Phase II expansion of the proposed interconnection between the New England Power Pool companies and Hydro-Quebec, the execution and delivery on behalf of this Company by                     , President, of the following agreements: (being collectively referred to in this vote as “Agreements”) copies of which Agreements have been presented at this meeting, are hereby authorized, approved, ratified, and confirmed, and that the officers of this Company are further authorized severally to take any and all such further actions including the execution and delivery of such further documents, as such officers or any of them may deem necessary or appropriate in connection with the actions and documents authorized by this vote.

96094872.2

ATTACHMENT C
Subscription Process for Determining
Equity Shares under Section 5(B)
After allocation of 51% of the Equity Shares to NEES pursuant to Section 5(B)(1), the Equity Shares shall be allocated to Equity Sponsors other than NEES as follows:

(a)
Each other Equity Sponsor shall be entitled to a pro rata share of the remainder based on the Participating Share of such Equity Sponsor or the Participant(s) that has designated it as an Equity Sponsor as a percentage of Participating Shares of all other Equity Sponsors or such Participants as shown in the New Hampshire HVDC Support Agreement. For the purpose of this calculation, the Participating Share of each Equity Sponsor designated by VELCO shall be deemed to be a pro rata share of VELCO’s Participating Share based on the ratio of such Equity Sponsor’s 1980 kwh load to the aggregate 1980 kwh load of all Equity Sponsors designated by VELCO.

(b)	Upon execution of this Agreement, each other Equity Sponsor may subscribe for more or less than its share under (a) above.

(c)
Upon execution of this Agreement, each other Equity Sponsor may specify a maximum limit on its share of such remainder that would apply to any allocations made on or before June 1, 1986 or such later deadline date as is fixed pursuant to Section 2 hereof.

(d)
If there are no undersubscriptions or oversubscriptions under (b) above or if the sum of the shares under (a) or (b) above for all Equity Sponsors equals 100% of such remaining shares, then each Equity Sponsor shall have a share as determined under (a) or (b) above. (For the purposes of this attachment, oversubscription shall mean, with respect to any Equity Sponsor, a subscription under (b) above of more than its share under (a) above. For the same purposes, undersubscription shall mean, with respect to any Equity Sponsor, a subscription under (b) above of less than its share under (a) above. The amount of such oversubscription shall be equal to (b) minus (a) and the amount of such undersubscription shall be equal to (a) minus (b).)

(e)
If there are undersubscriptions but not oversubscriptions or if there are oversubscriptions but no undersubscriptions, then each Equity Sponsor shall have a share as determined under (a) above; provided, however, that no Equity Sponsor shall be allocated more than its specified limit under (c) above. If the sum of all shares heretofore allocated is less than 100%, any remaining share shall be allocated to all Equity Sponsors that have received shares less than their limits under (c) above, pro rata by the difference between their limits under (c) above and their shares as heretofore allocated.

96094872.2

(f)
If the net result of subtracting the aggregate amount of all undersubscriptions from the aggregate amount of all oversubscriptions is greater than zero, the aggregate amount of all oversubscriptions must be reduced to the aggregate amount of all undersubscriptions. This amount shall be referred to as the total permitted amount of oversubscriptions Each oversubscriber shall initially be allocated a share of the total permitted amount of oversubscriptions (pro rata by the Participating Shares of the oversubscribers or their designators as shown in the New Hampshire HVDC Support Agreement); provided that no oversubscriber shall be allocated more than its requested amount under (b) above. Any remaining unallocated portion of the total permitted amount of oversubscriptions shall be allocated to all oversubscribers that have not yet reached their requested amount under (b) above pro rata by the differences between their requested shares under (b) above and their shares as heretofore allocated.

(g)
If the net result of subtracting the aggregate amount of all oversubscriptions from the aggregate amount of all undersubscriptions is greater than zero, the aggregate amount of all undersubscriptions must be reduced to the aggregate amount of all oversubscriptions. This amount shall be referred to as the total permitted amount of undersubscriptions. The total permitted amount of undersubscriptions shall be allocated to the undersubscribers pro rata by the amounts of their undersubscriptions; provided, however, that no Equity Sponsor shall be allocated more than its specified limit under (c) above.     If the sum of all shares heretofore allocated is less than 100%, any remaining share shall be allocated to all Equity Sponsors that have received shares less than their limits under (c) above, pro rata by the difference between their limits under (c) above and their shares as heretofore allocated.

(h)
If Equity Shares are required to be changed pursuant to subpart (i) or (ii) of Section 5(a), this reallocation shall be accomplished in accordance with this Attachment C on the basis of the subscriptions initially made under (b) and the maximum limits specified under (c) by each continuing Equity Sponsor, and giving effect to the termination of any Equity Sponsor pursuant to said subpart (i) or (ii).

96094872.2

[CONFORMED]
AMENDMENT NO. 1
TO
EQUITY FUNDING AGREEMENT
FOR NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
This Amendment, dated as of May 1, 1986, is between New England Hydro-Transmission Corporation (New Hampshire Hydro), and the New England entities that have signed the Equity Funding Agreement for New England Hydro-Transmission Corporation, dated as of June 1, 1985 (the “Equity Funding Agreement”), and amends the Equity Funding Agreement as hereinafter provided.
In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the provision of Section 16C of the Equity Funding Agreement, it is hereby agreed as follows:
1.    Certain terms defined in the Equity Funding Agreement are used herein with the meanings there provided.
2.    Section 4 is amended as follows:

(a)	Subsection “D” is re-lettered as Subsection “E”.

(b)	The following paragraph is added as new Subsection “D”:
“D.    A Participant under the New Hampshire HVDC Support Agreement also qualifies to be an Equity Sponsor if it has an Equity Share of four tenths of one percent (0.4%) or less and it has only one long-term debt rating from any of the three rating agencies referred to in B above and such rating is at least “A3” as of September 1, 1985.”

(c)	The following paragraph is added as Subsection “FH:

96094872.2

“F. Notwithstanding any provision of Sections 2, 4(B), and 4(D) to the contrary, if a Participant (i) has only one credit rating and seeks to qualify to be an Equity Sponsor under B above, or (ii) has no credit rating at all and seeks to qualify to be an Equity Sponsor under B or D above, such new credit rating or ratings must be received by July 1, 1986, from one or more of the rating agencies referred to in B above and such new credit rating or ratings shall be current. Such Participant must demonstrate by July 1, 1986, to the satisfaction of New Hampshire Hydro that it is qualified to be an Equity Sponsor pursuant to this Section 4. New Hampshire Hydro may extend such July 1, 1986, deadline, but any such extension shall be no later than October 1, 1986.”
3.    Any number of counterparts of this Amendment may be executed, and each shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument.
IN WITNESS WHEREOF, the signatories have caused this Amendment to be executed by their duly authorized officers or agents.

COMPANY By: Its President Address: XXXXXXX XXXXXXX

Article 32 of the Declaration of Trust of Northeast Utilities dated January 15, 1927, as amended, provides as follows:

96094872.2	2

No Shareholder shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Trustees or by any officer, agent or representative elected or appointed by the Trustees and no such contract, obligation or undertaking shall be enforceable against the Trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Trustees as such and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof. It shall be the duty of the Trustees and each of them and of every officer, agent or representative elected or appointed by them to include in every written agreement entered into by them or any of them as herein provided, a statement of the immunity provided by this article for the Shareholders and for the Trustees as individuals, and neither the Trustees nor any of them nor any officer, agent or representative appointed or elected by them shall have any power or authority to enter into any agreement or incur any obligation as herein provided except in accordance with the provisions of this Article.
In case any Shareholder shall at any time for any reason be held to or be under any personal liability whatever solely by reason of his being or having been a Shareholder and not by reason of his acts or omissions as a Shareholder, then such Shareholder (or his heirs, executors, administrators, or other legal representatives) shall be held harmless and indemnified out of the trust estate from and of all loss, liability or expense by reason of such liability.

XXXXXXXX By: Its President Address: XXXXXXX XXXXXXX

The name “New England Electric System” means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

96094872.2	3

XXXXXXXX By: Its President Address: XXXXXXX XXXXXXX

96094872.2	4

[CONFORMED]
AMENDMENT No. 2
TO
EQUITY FUNDING AGREEMENT
FOR NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
This Amendment, dated as of September 1, 1987, is between New England Hydro-Transmission Corporation (New Hampshire Hydro), and the New England entities that have signed the Equity Funding Agreement for New England Hydro-Transmission Corporation, dated as of June 1, 1985 as amended by Amendment No. 1 dated as of May 1, 1986 (the “Equity Funding Agreement”), and amends the Equity Funding Agreement as hereinafter provided.
In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the provision of Section 16C of the Equity Funding Agreement, it is hereby agreed as follows:
1.    Certain terms defined in the Equity Funding Agreement are used herein with the meanings there provided.
2.    Section 7A is hereby amended by inserting in the first sentence of the first paragraph after the words “best efforts” the following: “(subject to an exception specified in the New Hampshire HVDC Support Agreement)”.
3.    Any number of counterparts of this Amendment may be executed, and each shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument.
IN WITNESS WHEREOF, the signatories have caused this Amendment to be executed by their duly authorized officers or agents.

96094872.2	1

XXXXXXXX By: Its President Address: XXXXXXX XXXXXXX

The name “New England Electric System” means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

XXXXXXXX By: Its President Address: XXXXXXX XXXXXXX

96094872.2	2

CONFORMED
AMENDMENT NO. 3
TO
EQUITY FUNDING AGREEMENT
FOR NEW ENGLAND HYDRO-TRANSMISSION CORPORATION.
This Amendment, dated as of August 1, 1988, is between New England Hydro-Transmission Corporation (New Hampshire Hydro), and the New England entities that have signed the Equity Funding Agreement for New England Hydro-Transmission Corporation dated as of June 1, 1985 as amended (the “Equity Funding Agreement”), and amends the Equity Funding Agreement as hereinafter provided.
In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the provision of Section 16C of the Equity Funding Agreement, it is hereby agreed as follows:

1.	Certain terms defined in the Equity Funding Agreement are used herein with the meanings therein provided.

2.	Section 2 is hereby amended by making the following modifications:

In Paragraph:	Delete:	Insert in lieu thereof:
1	“December 30, 1985”	“February 1, 1988”
2	“June 1, 1986”	“September 15, 1988”
3	“March 1, 1986” (both occurrences)	“September 1, 1988” (both occurrences)
3	“June 1, 1986”	“September 15, 1988”
6	“Section”	“Agreement”

96094872.2	1

3.	Section 4F is hereby amended by deleting the last sentence thereof and by deleting the two references to “July 1, 1986” and inserting in lieu thereof “February 1, 1988.”

4.
Section 5A is amended by (i) deleting the reference to “December 30, 1985” and inserting in lieu thereof “February 1, 1988”, and (ii) deleting the reference to “June 1, 1986” and inserting in lieu thereof “September 15, 1988.”

5.	Section 5B is hereby amended by deleting the reference to “June 1, 1986” and inserting in lieu thereof “September 15, 1988.”

6.	Section 5B is hereby further amended by adding at the end of Section 5B the following paragraph:
“After the initial computation and prior to the Effective Date, each Equity Sponsor may transfer any or all of its Equity Share to one or more other Equity Sponsors. On or before September 1, 1988, any such Equity Sponsor which has transferred or intends to transfer any or all of its Equity Share to one or more other Equity Sponsors, must provide documentation to New Hampshire Hydro covering the transfer. Any apportionment of Equity Shares pursuant to Section 5B(2) above shall be made without regard to (i) any transfers of Participating Shares pursuant to Section 4 of the New Hampshire HVDC Support Agreement or (ii) any transfers of Equity Shares made after the initial computation and prior to the Effective Date, provided that each Equity Sponsor which has agreed to take such transferred Equity Share has provided the required Documentation by September 15, 1988 (including Documentation covering any such transferred

96094872.2	2

Equity Share). Any transfers of Equity Shares, as provided above, shall be taken into account after such apportionment.
Upon execution of this Agreement, MMWEC may receive any such transferred Equity Shares; however, MMWEC shall not be included as an Equity Sponsor in any computations pursuant to the first paragraph of this Section 5B.”

7.	Section 5C is hereby amended by deleting the references to “June 1, 1986” and inserting in lieu thereof “September 15, 1988.”

8.	Section 7G is hereby amended by deleting the reference to “December 31, 1985” and inserting in lieu thereof “September 1, 1988.”

9.	Section 12 is hereby amended by inserting therein after the words “sections 4B or 4C” the following:
“or 4D or 4F”

10.	Section 16A is hereby amended by adding to the beginning of the second sentence thereof the following:
“Except for a transfer of any or all of an Equity Sponsor’s Equity Share prior to the Effective Date as provided in Section 5B hereof,”

11.	The attached Schedule II is hereby made a part of the Equity Funding Agreement.

12.	Attachment A to the Equity Funding Agreement is hereby deleted and replaced with the attached Attachment A.

13.
Any number of counterparts of this Amendment may be executed, and each shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument.

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IN WITNESS WHEREOF, the signatories have caused this Amendment to be executed by their duly authorized officers or agents.

XXXXXXXX By: Its President Address: XXXXXXX XXXXXXX

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Schedule II
Massachusetts Municipal Wholesale Electric Company
Contracting Electric Systems
Massachusetts Systems
Town of Ashburnham Municipal Light Plant
Town of Georgetown Municipal Light Department
Town of Hull Municipal Lighting Plant
Town of Littleton Electric Light Department
Town of Mansfield Municipal Electric Department
Town of Marblehead Municipal Light Department
Town of Middleton Municipal Electric Department
Town of Paxton Municipal Light Department
Town of Templeton Municipal Lighting Plant

Rhode Island System
Pascoag Fire District

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ATTACHMENT A
List of Equity Sponsors
New Hampshire Hydro will supply a list of Equity Sponsors as of the date of initial computation and as of each date thereafter that the list changes.

As of February 1, 1988 (1)
Equity Sponsors	Equity Share (%)

New England Electric System	51.0000
Northeast Utilities	22.4245
Boston Edison	10.9335
Vermont Electric Power (2)	4.3388
Canal Electric	3.3885
Montaup	3.2435
Conn. Municipal Electric Coop.	0.8312
Reading	0.4638
Newport Electric	0.4426
Taunton	0.3547
Chicopee	0.3145
Braintree	0.2995
Peabody	0.2746
Holyoke Gas & Electric	0.2362
Westfield	0.2528
Danvers	0.2393
Shrewsbury	0.1612
Hudson	0.1474
Wakefield	0.1245
Hingham	0.1203
Concord	0.1161
North Attleboro	0.1086
Middleborough	0.1065
West Boylston	0.0509
Groton	0.0265
100.0000

(1)	Boylston and South Hadley signed the Equity Funding Agreements, but have not qualified as Equity Sponsors.

(2)	VELCo has signed as agent for:

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Green Mountain Power	3.1800%
Citizens Utilities	1.1155
Franklin Electric	0.0433
4.3388%

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